Exhibit 99.5

CONSENT OF PROPOSED DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in this Registration Statement on Form S-4 (the “Registration Statement”) of CNB Financial Corporation, and any amendments thereto, as a person who will become a director on the Board of Directors of CNB Financial Corporation in connection with the merger of ESSA Bancorp, Inc. and CNB Financial Corporation, and consents to the filing of this consent as an exhibit to the Registration Statement.

/s/ Daniel J. Henning
February 20, 2025	Daniel J. Henning